Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-137474 and
333-184027) on Forms S-8 of SunLink Health Systems, Inc. and Subsidiaries, our report dated September 28, 2023, appearing in this Annual Report on Form 10-K of SunLink Health Systems, Inc. and Subsidiaries for the year ended June 30, 2023.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

September 28, 2023